                    ________________________________________

                              AMENDED AND RESTATED

                              INVESTMENT AGREEMENT

                           dated as of April 6, 1998

                                 by and between

                         AIRTOUCH COMMUNICATIONS, INC.,
                            a Delaware corporation,

                                      and

                                U S WEST, INC.,
                             a Delaware corporation

                    ________________________________________

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II REPRESENTATIONS AND WARRANTIES OF AIRTOUCH . . . . . . . . . . . . . . . . .   4
         2.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . .   4
         2.2     Authorization; Enforcement . . . . . . . . . . . . . . . . . . . . . .   4
         2.3     No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF U S WEST  . . . . . . . . . . . . . . . .   5
         3.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . .   5
         3.2     Authorization; Enforcement . . . . . . . . . . . . . . . . . . . . . .   5
         3.3     No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.4     Ownership of Securities of AirTouch  . . . . . . . . . . . . . . . . .   6

ARTICLE IV COVENANTS OF U S WEST  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.1     Standstill Provisions  . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.2     Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3     Transfers; Tender Offers; Suspension of Transfers  . . . . . . . . . .  10

ARTICLE V COOPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1     Notice; Consultation . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     AirTouch Participation in Marketing Efforts  . . . . . . . . . . . . .  12
         5.3     U S WEST Market Stand-off  . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.1     Demand Registration  . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2     Company Registration . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.3     Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . .  17
         6.4     Conditions to Offerings  . . . . . . . . . . . . . . . . . . . . . . .  20
         6.5     Additional Conditions  . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.6     Registration Expenses  . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.7     Indemnification; Contribution  . . . . . . . . . . . . . . . . . . . .  24
         6.8     Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.9     Reorganization, Reclassification, Merger,
                 Consolidation or Disposition of Assets . . . . . . . . . . . . . . . .  27

ARTICLE VII CERTAIN ADDITIONAL RIGHTS WITH RESPECT TO PREFERRED STOCK . . . . . . . . .  27
         7.1     Earnings and Profits Gross-Up  . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VIII TERM OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE IX MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.1     Legend; Removal of Legend  . . . . . . . . . . . . . . . . . . . . . .  29
         9.2     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.3     Specific Enforcement . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.4     Entire Agreement; Amendments . . . . . . . . . . . . . . . . . . . . .  30
         9.5     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.6     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.7     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         9.8     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.9     No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . .  31
         9.10    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.11    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.12    Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.13    Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                   AMENDED AND RESTATED INVESTMENT AGREEMENT

         THIS AMENDED AND RESTATED INVESTMENT AGREEMENT (the "Agreement"), dated as of April 6, 1998, by and among AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("AirTouch"), and U S WEST, INC., a Delaware corporation ("U S WEST").


                              W I T N E S S E T H:

         WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 29, 1998, among U S WEST, U S WEST Media Group, Inc. ("Media"), U S WEST NewVector Group, Inc., U S WEST PCS Holdings, Inc. and AirTouch (the "Merger Agreement"), Media, a wholly owned subsidiary of U S WEST, has acquired on the date hereof 59,446,902 shares of AirTouch's Common Stock (as defined below), and 825,000 shares of AirTouch's Class D Preferred Stock (as defined below) and 825,000 shares of AirTouch's Class E Preferred Stock (as defined below), in each case, subject to adjustment as set forth in the Merger Agreement; and

         WHEREAS, in connection with the foregoing, AirTouch and U S WEST desire to set forth herein certain terms regarding their relationship after consummation of the transactions contemplated by the Merger Agreement.

         NOW, THEREFORE, AirTouch and U S WEST agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         1.1 Defined Terms. (a) As used in this Agreement, the following terms shall have the following meanings (unless indicated otherwise, all Article and Section references are to Articles and Sections of this Agreement):

         "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of (i) the power to vote 50% or more stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such Person or (ii) without limiting clause (i) above, in the case of a partnership, a general partner's interest or other control of the partnership with respect to actions or matters described in
Article IV hereof.

         "AirTouch Change of Control" shall mean (a) the consummation by AirTouch of any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of assets (i) that represent more than 80% of the total fair market value of its assets on a proportionate basis immediately prior to such disposition, (ii) that generated more than 80% of its total operating revenues on a proportionate basis in the preceding fiscal year and (iii) that generated more than 80% of its total net income from operations on a proportionate basis during the preceding fiscal year, provided, however, that any such transaction or series of related transactions shall not be deemed to be an AirTouch Change of Control if a majority of the value of the consideration received in exchange for the assets transferred, sold or otherwise disposed of consists of assets (or interests in assets) of a like kind or nature; (b) the adoption of a plan relating to the liquidation or dissolution of AirTouch; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of greater than 50% of the voting power of the outstanding Voting Securities; or (d) when individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of AirTouch (together with any new directors whose election to the Board of Directors or whose nomination for election was approved by a vote of at least two-thirds of the members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of AirTouch then in office.

         "AirTouch Securities" shall mean the Common Stock, the Class D Preferred Stock, the Class E Preferred Stock and any other securities of AirTouch.

         "beneficial ownership" shall have the meaning specified in Rule 13d-3 under the Exchange Act, as such rule is currently in effect; provided that, for purposes of Section 4.3, a Person shall be deemed to be the beneficial owner of any AirTouch Security which may be acquired upon the conversion or exchange of a Monetizing Security at such time as such Person becomes the beneficial owner of such Monetizing Security.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks located in New York City or San Francisco are authorized or required by law to close.

         "Class D Preferred Stock" shall mean AirTouch's Class D Preferred Stock, par value $.01 per share.

         "Class E Preferred Stock" shall mean AirTouch's Class E Preferred Stock, par value $.01 per share.

         "Common Stock" shall mean AirTouch's Common Stock, $.01 par value.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "Merger Agreement" shall have the meaning set forth in the first recital of this Agreement.

         "Monetizing Securities" shall mean any security which is convertible into or exchangeable for any AirTouch Security.

         "Other Investor" shall mean any Person who, directly or indirectly, beneficially owns 10% or more of the outstanding Voting Securities.

         "Person" shall mean any individual, partnership, limited liability company, corporation, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

         "Preferred Stock" means the Class D Preferred Stock and the Class E Preferred Stock.

         "Registrable Shares" shall mean any and all of (i) the shares of Common Stock issued pursuant to the Merger to Media, (ii) the shares of Preferred Stock issued pursuant to the Merger to Media and (iii) any AirTouch Securities issuable or issued or distributed in respect of any of the securities identified in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

         "Rights Agreement" shall mean the Rights Agreement between AirTouch and the Bank of New York, as Rights Agent, dated as of September 19, 1994, as it may be amended from time to time, or any successor agreement.

         "SEC" shall mean the Securities and Exchange Commission or its successor.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "transfer" shall mean, with respect to any AirTouch Security, a sale, exchange, transfer or other disposition, whether or not for value, of such AirTouch Security or any interest therein, or of any direct or indirect right or option to acquire beneficial ownership of the same, or, without limiting the foregoing, the issuance of any Monetizing Security.

         "Voting Securities" shall mean any AirTouch Security (unless the context specifically contemplates another issuer) having the ordinary power to vote, in the absence of contingencies, in the election of directors of AirTouch.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

            Term                                       Section
            ----                                       -------
            AAA                                        8.12(a)
            Acquisition Proposal                       4.1(b)
            Approved Offer                             4.3(b)
            Certificates                               7.1
            Decision                                   8.12(a)
            Disadvantageous Condition                  6.5(a)
            Inspectors                                 5.3(f)
            Other Shares                               6.2(c)
            Percentage Limitation                      4.1(a)
            Records                                    6.3(f)
            Registration Statement                     6.1
            Unapproved Offer                           4.3(b)
            U S WEST Response                          4.1(b)


                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF AIRTOUCH

         AirTouch hereby makes the following representations and warranties to U S WEST:

         2.1 Organization and Qualification. AirTouch is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted.

         2.2 Authorization; Enforcement. (a) AirTouch has full legal right, power and authority to enter into and perform this Agreement, (b) the execution and delivery of this Agreement by AirTouch and the consummation by it of the transactions contemplated hereby have been duly authorized by it, (c) this Agreement has been duly authorized, executed and delivered by AirTouch and (d) this Agreement constitutes a valid and binding obligation of AirTouch enforceable against AirTouch in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar law relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

         2.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by AirTouch of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of AirTouch pursuant to any agreement, indenture or instrument to which AirTouch is a party, or by which any property or asset of AirTouch is bound or affected, or result in a violation of its Certificate of Incorporation or By-laws or any law, rule, regulation, order, judgment or decree of any court or governmental agency applicable to AirTouch or by which any property or asset of AirTouch is bound or affected. Except for such filings as may be required by the Exchange Act or as specifically contemplated hereby, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF U S WEST

         U S WEST hereby makes the following representations and warranties to
AirTouch:

         3.1 Organization and Qualification. U S WEST is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted.

         3.2 Authorization; Enforcement. (a) U S WEST has full legal right, power and authority to enter into and perform this Agreement, (b) the execution and delivery of this Agreement by U S WEST and the consummation by it of the transactions contemplated hereby have been duly authorized by it, (c) this Agreement has been duly authorized, executed and delivered by U S WEST and (d) this Agreement constitutes a valid and binding obligation of U S WEST enforceable against U S WEST in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar law relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

         3.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by U S WEST of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of U S WEST pursuant to any agreement, indenture or instrument to which U S WEST is a party, or by which any property or asset of U S WEST is bound or affected, or result in a violation of its Certificate of Incorporation or By-laws or any law, rule, regulation, order, judgment or decree of any court or governmental agency applicable to U S WEST or by which any property or asset of U S WEST is bound or affected. Except for such filings as may be required by the Exchange Act or as specifically contemplated hereby, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

         3.4 Ownership of Securities of AirTouch. U S WEST and its Affiliates do not beneficially own any AirTouch Securities, other than the securities U S WEST acquired pursuant to the Merger Agreement or other agreement of the parties.


                                   ARTICLE IV
                             COVENANTS OF U S WEST

         4.1  Standstill Provisions.

         (a) U S WEST covenants to and agrees with AirTouch that, except as it may be specifically permitted by this Agreement or unless it is specifically invited in writing to do so by AirTouch, U S WEST will not, and will cause each of its Affiliates not to, directly or indirectly:

                 (i) in any way acquire or agree to acquire beneficial ownership of any securities or any direct or indirect rights or options to acquire beneficial ownership of any AirTouch Securities, except (A) pursuant to the Merger Agreement and (B) thereafter, through open-market or privately-negotiated purchases from third parties of Voting Securities, if the aggregate percentage (calculated by voting power) of the Voting Securities beneficially owned by U S WEST and its Affiliates after giving effect to such acquisition would not exceed the aggregate percentage of total voting power of AirTouch's capital stock represented on the date hereof by the AirTouch capital stock issued to U S WEST pursuant to the Merger Agreement (the "Percentage Limitation"); provided that following each transfer of Voting Securities by U S WEST or its Affiliates to any person other than an Affiliate of U S WEST, the Percentage Limitation shall be reduced to the percentage (calculated by voting power) of outstanding Voting Securities then beneficially owned by U S WEST and its Affiliates; and provided further that in no event shall U S WEST and its Affiliates be deemed to have exceeded any Percentage Limitation then in effect solely as a result of a reduction in the outstanding Voting Securities, including through repurchases of outstanding Voting Securities by AirTouch, which reduction has the effect of increasing the percentage (calculated by voting power) of outstanding Voting Securities beneficially owned by U S WEST and its Affiliates beyond the Percentage Limitation (provided that any subsequent increase in the Voting Securities beneficially owned by U S WEST and its Affiliates, without the prior approval of AirTouch, shall be deemed to be a violation of the Percentage Limitation);

                 (ii) make any public announcement with respect to, or submit to AirTouch or any of its directors, officers, representatives, employees, attorneys, advisers, agents or Affiliates (whether publicly or otherwise) any proposal for, the acquisition of Voting Securities not permitted by paragraph (i) above which would result in U S WEST's exceeding the Percentage Limitation or for or with respect to any merger, consolidation or business combination involving AirTouch or its Affiliates or for or with respect to any purchase of a substantial portion of the assets of AirTouch or its Affiliates, whether or not any parties other than U S WEST and its Affiliates are involved and whether or not such proposal might require the making of a public announcement by AirTouch;

                 (iii)    make, or in any way participate in, any
         "solicitation" of "proxies" to vote any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, as such Regulation is currently in effect);

                 (iv) propose any matter for submission to a vote of stockholders of AirTouch;

                 (v) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of AirTouch;

                 (vi) grant any proxy with respect to any Voting Securities to any Person not approved by AirTouch;

                 (vii) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities or other agreement having similar effect;

                 (viii) take any action which would be reasonably likely to require AirTouch to make a public announcement regarding any of the matters specified in this Section 4.1(a)(i)-(xii);

                 (ix) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or any discussions designed to advise, assist or encourage any third party in connection with any of the foregoing;

                 (x) disclose publicly any intention, plan or arrangement inconsistent with the foregoing;

                 (xi) request AirTouch (or any of its officers, directors, representatives, employees, attorneys, advisors, agents or Affiliates) to waive, amend or modify any provisions of Section 4.1(a)(i)-(xii); or

                 (xii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of AirTouch.

         (b) Notwithstanding any provision of this Section 4.1 to the contrary, in the event that (i) AirTouch and any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) enter into an agreement pursuant to which (A) such Person or group would acquire a majority (calculated by voting power) of the then outstanding Voting Securities of AirTouch or the right to appoint a majority of the directors of AirTouch, or (B) a majority (calculated by voting power) of the then outstanding Voting Securities of AirTouch is to be acquired by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) in a merger, consolidation or other business combination (any such event being an "Acquisition Proposal"), (ii) a bona fide tender or exchange offer by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than AirTouch or any wholly-owned Affiliate thereof) which would result, if consummated in accordance with its terms, in the beneficial ownership by such Person or group of in excess of 50% (calculated by voting power) of the then outstanding Voting Securities is approved or recommended by the Board of Directors of AirTouch,
(iii) in connection with the matters discussed in clause (i) or (ii), or a tender or exchange offer for greater than 40% of the outstanding Voting Securities which the Board of Directors of AirTouch has not approved or recommended, the Board of Directors of AirTouch has terminated or amended (or agreed to terminate or amend) the Rights Agreement or has redeemed (or agreed to redeem) the Rights issued thereunder, and such action has permitted or will have permitted the consummation of such Acquisition Proposal or offer, or a final, non-appealable court order has declared the Rights Agreement invalid or otherwise required the redemption of the Rights issued thereunder or (iv) AirTouch and any Person enter into an agreement providing for a transaction or series of related transactions that results in the transfer, sale or other disposition by AirTouch of assets (A) that represent more than 80% of the total fair market value of its assets on a proportionate basis immediately prior to such disposition, (B) that generated more than 80% of its total operating revenues on a proportionate basis in the preceding fiscal year and (C) that generated more than 80% of its total net income from operations on a proportionate basis during the preceding fiscal year (excepting any such transaction or series of related transactions in which a majority of the value of the consideration received in exchange for the assets transferred, sold or otherwise disposed of consists of assets (or interests in assets) of a like kind or nature), this
Section 4.1 shall not prohibit U S WEST (unless acting in concert with such Person) from making either a competing Acquisition Proposal or a tender or exchange offer pursuant to which U S WEST or its Affiliates would acquire at least the same percentage (calculated by voting power) of AirTouch's then outstanding Voting Securities as would be acquired in such non-U S WEST Acquisition Proposal or such non-U S WEST tender or exchange offer (a "U S WEST Response"). U S WEST agrees that any U S WEST Response (including amendments thereto) will provide for consideration that is no less favorable to AirTouch's stockholders than that being offered pursuant to such non-U S WEST Acquisition Proposal or such non-U S WEST tender or exchange offer (taking into account the form of consideration and the number of shares to be acquired pursuant to such U S WEST Response). In the event that the transactions contemplated by clauses
(i), (ii), (iii) or (iv) shall have been terminated or abandoned after the U S WEST Response, U S WEST shall have the ability, subject to the requirements of the preceding sentence, to amend or modify its response, and to consummate the transaction contemplated by the U S WEST Response or such amendment or modification, so long as U S WEST shall not have terminated or abandoned its initial response other than as a result of such amendment or modification. In the event that the transactions contemplated by clauses (i), (ii), (iii) or
(iv) shall have been terminated or abandoned prior to the U S WEST Response, or, if not so terminated or abandoned, in the event thereafter that such transactions and those contemplated by such U S WEST Response shall have been terminated or abandoned, all of the restrictions contained in this Section 4.1 shall again be applicable.

         (c) Neither U S WEST nor its Affiliates may act in concert with any Other Investor with respect to any of the activities set forth in this Section 4.1.

         4.2  Voting Rights.

         (a) U S WEST and its Affiliates shall vote all of the Voting Securities held by them in favor of the individuals nominated by AirTouch for election to the Board of Directors of AirTouch; provided that U S WEST's obligations under this

Section 4.2(a) shall terminate, and Section 4.2(b) shall become applicable to the matters set forth in this Section 4.2(a), if Weil, Gotshal & Manges LLP, Pillsbury Madison & Sutro LLP or other nationally recognized securities counsel for U S WEST or AirTouch in connection with a transfer of AirTouch Securities by U S WEST informs U S WEST and AirTouch in writing that, as a result of this
Section 4.2(a), such counsel is unable to deliver an opinion that U S WEST is not an "affiliate" of AirTouch within the meaning of Rule 144 under the Securities Act ("Rule 144").

         (b) On each matter other than those set forth in Section 4.2(a), U S WEST and its Affiliates shall vote the Voting Securities held by them in the same proportions as all other stockholders of AirTouch of the same class of Voting Security.

         4.3  Transfers; Tender Offers; Suspension of Transfers.

         (a) U S WEST and its Affiliates will not, at any time, directly or indirectly, transfer, or offer to transfer, any AirTouch Securities beneficially owned by them to any Person who, together with its Affiliates and any "group" (within the meaning of Section 13(d) of the Exchange Act) of which such Person or any Affiliate is a part, would, to the knowledge of U S WEST (after due inquiry, other than in the case of a widely distributed public offering of AirTouch Securities or Monetizing Securities), after such transfer beneficially own Voting Securities representing in excess of 4.9% of the then outstanding Voting Securities, other than (i) transfers to any Person that is eligible with respect to Voting Securities to file a statement on Schedule 13G pursuant to Rule 13d-1(b)(i) under the Exchange Act, (ii) transfers to any Affiliate of U S WEST or (iii) subsequent to the issuance of any Monetizing Security, transfers upon the conversion or exchange of such Monetizing Security in accordance with the terms thereof.

         (b) (i) In the event that a tender or exchange offer (other than an "Approved Offer", as defined below) is commenced by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) and such offer would result, if consummated in accordance with its terms, in the beneficial ownership by such Person or group of in excess of 50% (calculated by voting power) of the Voting Securities then outstanding (an "Unapproved Offer"), U S WEST and its Affiliates will not tender or otherwise transfer any of the AirTouch Securities then beneficially owned by them to the offerer pursuant to such offer unless the Board of Directors of U S WEST, upon the advice of legal counsel and financial advisers, reasonably believes in good faith, taking into account the conditions of the offer, that such tender offer will result in shares being purchased (without any extension of the then scheduled expiration date and without giving effect to shares that might be tendered by U S WEST and its Affiliates); provided, however, that prior to tendering or offering for exchange any such AirTouch Securities in such Unapproved Offer, U S WEST first shall have offered to AirTouch not later than 72 hours prior to the expiration of such Unapproved Offer the right to purchase for the same consideration (or cash equivalent) that number of such AirTouch Securities which, if tendered or offered for exchange, would be purchased in such Unapproved Offer, which purchase shall be closed not later than the second business day following the consummation of such Unapproved Offer; and provided further, that U S WEST may tender or offer for exchange such AirTouch Securities in such Unapproved Offer in the event that AirTouch shall have failed within the later of 48 hours after receipt of such notice or 24 hours prior to the expiration of such Unapproved Offer to provide U S WEST with reasonable assurance that it shall be ready, willing and able to consummate such purchase.

         (ii) "Approved Offer" shall mean (i) a tender or exchange offer for AirTouch Securities commenced by AirTouch (or an Affiliate of AirTouch) or (ii) a tender or exchange offer for AirTouch Securities commenced by a third party,
(x) in connection with which, AirTouch has terminated or amended (or agreed to terminate or amend) the Rights Agreement or redeemed (or agreed to redeem) the Rights issued thereunder and such action has permitted or will have permitted the consummation of such offer, or a final, non-appealable court order has declared the Rights Agreement invalid or otherwise required the redemption of the Rights issued thereunder or (y) which AirTouch's Board of Directors has otherwise approved.

         (c)  Any transfer of AirTouch Securities in violation of this Section
4.3 shall be null and void and AirTouch shall not give effect, or permit AirTouch's transfer agent to give effect, to such attempted transfer in its stock records.


                                   ARTICLE V
                                  COOPERATION


         5.1 Notice; Consultation. U S WEST shall not offer for sale or sell any AirTouch Securities or any Monetizing Securities in a registered public offering until at least 10 Business Days after delivery of notice thereof to AirTouch. U S WEST also shall give AirTouch prior notice of any other proposed sale of AirTouch Securities or any Monetizing Securities, to the extent practicable. Any such notice shall set forth, among other things: (i) the proposed terms and conditions of the securities to be issued, (ii) the identify of the lead manager or placement agent, if any, for the offering, (iii) the size of the offering, (iv) the proposed plan of distribution for the offering and (v) the proposed closing date for the offering. In connection with any public offering (and, to the extent practicable, any private offering) of AirTouch Securities or Monetizing Securities by U S WEST or its

Affiliates, U S WEST shall consult with AirTouch regarding the matters set forth in clauses (i) through (v) of the preceding sentence.

         5.2 AirTouch Participation in Marketing Efforts. (a) Upon written request by U S WEST of AirTouch, AirTouch shall make at least one of its executive officers (and, if AirTouch designates only one executive officer, at least one other senior employee reasonably acceptable to U S WEST) available for a reasonable period of time to participate in a reasonable number of road show or other investor presentations in connection with any public offering of AirTouch Securities pursuant to the registration rights set forth in Article VI or any offering (public or private) of Monetizing Securities by U S WEST or its Affiliates, which participation shall be of a degree and nature reasonably acceptable to AirTouch. Subject to the foregoing, AirTouch shall be entitled to determine the number and identity of its executive officers (or other senior employees) who shall participate in any such road show or other investor presentations. U S WEST shall deliver any request under this Section 5.2(a) for AirTouch participation in road show or other investor presentations reasonably in advance of such presentations and shall include in such request a reasonably detailed itinerary for such presentations. The obligations of AirTouch under this Section 5.2(a) shall be subject to the following conditions:

                 (i) The aggregate gross proceeds of the offering shall be no less than $350 million (in the case of an offering of Common Stock or Monetizing Securities relating to Common Stock) or $250 million (in the case of Preferred Stock or Monetizing Securities relating to Preferred Stock);

                 (ii) AirTouch shall not be obligated to participate in road show or other investor presentations in connection with more than eight offerings of AirTouch Securities or Monetizing Securities pursuant to this Section 5.2(a);

                 (iii) AirTouch's obligation to make available at least one of its executive officers to participate in road show or other investor presentations shall be subject to the following limitations: (A) in connection with an offering of Common Stock (or Monetizing Securities relating to Common Stock) the aggregate gross proceeds of which shall exceed $500 million, such executive officer participation (including all related travel time) shall be scheduled to occur within a single calendar week (i.e., commencing on a Sunday and ending on the succeeding Saturday) and (B) in connection with any other offering, such executive officer participation (excluding related travel time) shall be scheduled to occur on two days within a single calendar week;

                 (iv) AirTouch's obligations under this Section 5.2(a) shall be suspended during AirTouch's own customary disclosure "quiet periods" (unless U S WEST shall have exercised a demand registration right under Section 6.1 in connection with such offering and AirTouch's obligations with respect thereto shall not have been suspended under Section 6.5(a));

                 (v) AirTouch shall not be obligated to participate in any road show or other investor presentation for any offering of AirTouch Securities or Monetizing Securities pursuant to this Section 5.2(a) if AirTouch, in its reasonable judgment after consultation with legal counsel, shall have determined that such participation, in the absence of AirTouch effecting a registration of AirTouch Securities, would create a substantial risk of AirTouch not being in compliance with the Securities Act, provided that AirTouch's obligations shall be reinstated if U S WEST shall elect to exercise a demand registration right under Section 6.1 in connection with such offering and AirTouch, in its reasonable judgment after consultation with legal counsel, shall determine that as a result of such registration such substantial risk of AirTouch non-compliance with the Securities Act no longer exists;

                 (vi) AirTouch shall not be obligated to participate in road show or other investor presentations pursuant to this Section 5.2(a) in connection with more than two completed offerings by U S WEST or its Affiliates during any 360- day period;

                 (vii) AirTouch's obligations under this Section 5.2(a) shall be suspended if AirTouch shall have delivered to U S WEST a certificate of an executive officer of AirTouch to the effect that fulfilling such obligations would result in a Disadvantageous Condition, provided that such suspension right shall be subject to conditions comparable to the conditions set forth in Sections 6.5(a)(ii) and (iii) (it being understood that AirTouch's exercise of a suspension right under this Section 5.2(a)(vii) in connection with any offering (other than an offering registered pursuant to Section 6.1) shall not be deemed an exercise of a suspension right for purposes of Section 6.5(a)(iii)(C) and shall in no way restrict AirTouch from exercising its suspension rights under Section 6.5(a)); and

                 (viii) U S WEST shall reimburse (on an as incurred basis) AirTouch for all reasonable expenses incurred by AirTouch incident to the performance of its obligations under this Section 5.2(a); provided, that if AirTouch suspends its obligations pursuant to
         Section 5.2(a)(vii) in the circumstances described in Section 6.5(a)(iii)(A), AirTouch shall reimburse U S WEST for all reasonable expenses incurred by U S WEST through the date of such suspension in marketing the offering.

         (b) To the extent practicable, U S WEST shall notify AirTouch reasonably in advance of all road show or other investor presentations conducted in connection with any public offering of AirTouch Securities or Monetizing Securities by U S WEST or its Affiliates as to which U S WEST shall not have exercised its rights under Section 5.2(a) to request AirTouch participation. An executive officer or other senior employee designated by AirTouch shall be entitled to attend any such road show or other investor presentations (it being understood that U S WEST may require the recusal of AirTouch's designee from any portion of an investor presentation which does not relate to AirTouch Securities or Monetizing Securities). At the election of AirTouch, such executive officer or other senior employee shall also be entitled to participate in any such road show or other investor presentations, which participation shall be of a degree and nature reasonably acceptable to U S WEST.

         5.3 U S WEST Market Stand-off. As long as U S WEST and its Affiliates beneficially own Common Stock representing at least 5% of the outstanding Common Stock, if requested by AirTouch, U S WEST shall not transfer any AirTouch Securities or Monetizing Securities during the period following the effective date of any registration statement of AirTouch filed under the Securities Act in which AirTouch (under the terms of any underwriting arrangement by which it is bound) would be subject to customary "holdback" or "lock-up" provisions; provided that such period shall not exceed 90 days.


                                   ARTICLE VI
                              REGISTRATION RIGHTS

         6.1 Demand Registration. (a) AirTouch agrees that upon the written request of U S WEST it will file a registration statement under the Securities Act (a "Registration Statement") as to the number of Registrable Shares held by U S WEST or its Affiliates specified in such request (it being understood that any such registration may relate to the sale of such Registrable Shares or Monetizing Securities relating to such Registrable Shares); provided that AirTouch shall not be required to file more than eight Registration Statements (including Shelf Registration Statements (as defined below)) that become effective and remain effective for the period referred to in Section 6.3(j).

         (b) AirTouch agrees that upon the written request of U S WEST it will prepare and file with the SEC, one or more registration statements under the Securities Act covering Registrable Shares which may be transferred by U S WEST to holders of Monetizing Securities upon the exchange or conversion thereof (a "Shelf Registration"); provided that AirTouch shall not be required to file, or maintain the effectiveness of, a Registration Statement with respect to a Shelf Registration (a "Shelf Registration Statement") if AirTouch delivers to U S WEST an opinion, in form and substance reasonably satisfactory to U S WEST and its counsel, to the effect that the Registrable Shares are freely transferable to such holders of such Monetizing Securities under Section 4(1) of the Securities Act without regard to any volume or other restrictions (the "Resale Opinion"). A Shelf Registration Statement shall be on Form S-3 or other appropriate form permitting registration of such Registrable Shares for transfer by U S WEST to holders of Monetizing Securities upon the exchange or conversion thereof. Each Shelf Registration Statement shall count towards the number of Registration Statements AirTouch is required to file pursuant to this Section 6.1. AirTouch's obligations to prepare and file a Shelf Registration Statement under this Section 6.1(b) shall be subject to the following conditions:

                 (i) The Registrable Shares covered by such Shelf Registration Statement shall be transferable by U S WEST to holders of Monetizing Securities upon the exchange or conversion thereof only during the three consecutive business day period commencing on each date by which AirTouch is obligated to file with the SEC a quarterly report on Form 10-Q or an annual report on Form 10-K (the "Exchange Periods");

                 (ii) AirTouch shall have no obligation under Section 6.3(d), 6.3(j) or otherwise to keep such Shelf Registration Statement effective or with respect to the accuracy or completeness of the disclosure contained or incorporated therein at any time other than during the Exchange Periods;

                 (iii) AirTouch shall have no obligation under Section 6.3(d), 6.3(j) or otherwise to keep such Shelf Registration effective or with respect to the accuracy or completeness of the disclosure contained or incorporated therein during any Exchange Period if, prior to the commencement of such Exchange Period, AirTouch shall have notified U S WEST that fulfilling such obligation would result in a Disadvantageous Condition under Section 6.5(a)(i)(A) or 6.5(a)(i)(C) (it being understood that AirTouch's delivery of such notice shall not be deemed an exercise of a suspension right for purposes of Section 6.5(a)(iii)(C) and shall in no way restrict AirTouch from exercising its suspension rights under Section 6.5(a)).

         (c) In connection with any registration of Registrable Shares pursuant to this Section 6.1 with respect to an underwritten offering of Registrable Shares (or Monetizing Securities relating to Registrable Shares), AirTouch will not register securities for sale for the account of any Person other than holders of Registrable Shares, and will not register any securities other than Registrable Shares, if the representative of the underwriters selected by U S WEST advises AirTouch in writing that market factors require such a limitation or that such registration would otherwise reduce the number of Registrable Shares that U S WEST would be able to sell in such underwriting or adversely affect U S WEST's offering of Registrable Shares.

         6.2  Company Registration.

         (a) If AirTouch shall determine to register any Common Stock either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction described in Rule 145 promulgated under the Securities Act, or a registration on any registration form that does not permit secondary sales, AirTouch will:

                 (i)  promptly give to U S WEST written notice thereof; and

                 (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 6.2(b) below, and in any underwriting involved therein, the number of shares of Common Stock then held by U S WEST or its Affiliates specified in a written request made by U S WEST and received by AirTouch within ten business days after the written notice from AirTouch described in clause (i) above is mailed or delivered by AirTouch. Such written request may specify all or a part of the number of shares of Common Stock then held by U S WEST or its Affiliates.

         (b) (i) If the registration of which AirTouch gives notice is for a registered public offering involving an underwriting, AirTouch shall so advise U S WEST as a part of the written notice given pursuant to Section 6.2(a)(i). In such event, the right of U S WEST to registration pursuant to this Section
6.2 shall be conditioned upon U S WEST's participation in such underwriting and the inclusion of U S WEST's shares of Common Stock in the underwriting to the extent provided herein. U S WEST shall (together with AirTouch and the other holders of securities of AirTouch with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters selected by AirTouch. In the event that U S WEST shall include shares of Common Stock having a fair market value in excess of $100 million in such underwriting, AirTouch shall consult with U S WEST regarding the selection of a co-manager for such underwriting.

         (ii) Notwithstanding any other provision of this Section 6.2, if the representative of the underwriters advises AirTouch in writing that marketing factors require a limitation on the number of shares to be underwritten or that the inclusion of U S WEST's shares would reduce the number of shares of Common Stock that AirTouch would be able to sell in such underwriting or otherwise adversely affect AirTouch's offering of Common Stock, the representative may (subject to the limitations set forth below) exclude all of U S WEST's shares of Common Stock from, or limit the number of U S WEST's shares of Common Stock to be included in, the registration and underwriting. AirTouch shall so advise U S WEST, and the number of shares of Common Stock that are entitled to be included in the registration and underwriting shall be allocated first to AirTouch for securities being sold for its own account and thereafter as set forth in Section 6.2(c).

         (c) In any circumstance in which all of U S WEST's shares of Common Stock and other shares of Common Stock with registration rights (the "Other Shares") requested to be included in a registration on behalf of U S WEST or other selling stockholders cannot be so included as a result of limitations on the aggregate number of shares of Common Stock that may be so included, the number of shares of Common Stock that may be so included shall be allocated among U S WEST and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Common Stock that are held by U S WEST and other selling stockholders, provided, however, that such allocation shall not operate to reduce the aggregate number of U S WEST's shares of Common Stock and Other Shares to be included in such registration.
If U S WEST or any other selling stockholder does not request inclusion of the maximum number of shares of Common Stock allocated to it pursuant to the above-described procedure, the remaining portion of its allocation shall be reallocated among U S WEST and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Common Stock which are held by U S WEST and other selling stockholders, and this procedure shall be repeated until all of the shares of Common Stock which may be included in the registration on behalf of U S WEST and other selling stockholders have been so allocated.

         6.3 Registration Procedures. In the case of each registration involving Registrable Shares pursuant to this Article VI (including the Shelf Registration), AirTouch will:

         (a) furnish to U S WEST, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents in such quantities as U S WEST reasonably may request from time to time in order to facilitate the disposition of such Registrable Shares;

         (b) use all reasonable efforts to register or qualify the offer and sale of such Registrable Shares under such other securities or blue sky laws of such jurisdiction as U S WEST reasonably requests and do any and all other acts and things as reasonably may be necessary or advisable to enable U S WEST to consummate the disposition in such jurisdictions of the Registrable Shares owned by U S WEST; provided that AirTouch will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (c) use all reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of AirTouch to enable U S WEST to consummate the disposition of such Registrable Shares;

         (d) notify U S WEST, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (subject to AirTouch's suspension rights set forth in Section 6.5(a)) AirTouch will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (e) enter into customary agreements, including an underwriting agreement in customary form, with customary "holdback" or "lock-up" provisions (which in no event will apply to AirTouch for a period of longer than 90 days and which will be subject to customary exceptions), and, subject to the provisions of Section 5.2, take such other customary actions incidental to the registration of the Registrable Shares as are reasonably requested by U S WEST;

         (f) make available for inspection by U S WEST, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by U S WEST or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of AirTouch (collectively, the

"Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of AirTouch to supply all information reasonably requested by any such Inspector in connection with such registration;

         (g) use all reasonable efforts to obtain a legal opinion from counsel for AirTouch and a comfort letter from the independent public accountants for AirTouch, in each case, addressed to U S WEST and the underwriters, if any, in customary form and covering such matters of the type customarily covered by legal opinions and comfort letters as U S WEST or the underwriters reasonably request;

         (h) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months beginning within three months after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act and Rule 158 thereunder;

         (i) use all reasonable efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by AirTouch are listed (it being understood that, at the request of U S WEST, AirTouch shall use all reasonable efforts to list the Class D Preferred Stock and the Class E Preferred Stock on the New York Stock Exchange); and

         (j) use its best efforts (i) to have any registration of the Registrable Shares declared effective as promptly as practicable after the filing thereof and (ii) except as set forth in Section 6.1(b) with respect to the period of effectiveness of the Shelf Registration, to keep such Registration Statement continuously effective for a period (up to three months) sufficient to complete the distribution of the Registrable Shares. AirTouch further agrees to supplement or make amendments to the Registration Statement, if required by (x) the registration form utilized by AirTouch for such registration or by the instructions applicable to such registration form, (y) the Securities Act or the rules and regulations thereunder or (z) U S WEST (or any underwriter for U S WEST) with respect to information concerning U S WEST or such underwriter or the plan of distribution to be utilized with respect to the Registrable Shares. AirTouch agrees to furnish to U S WEST copies of any such supplement or amendment prior to its being used or filed with the SEC.

         6.4  Conditions to Offerings.

         (a) The obligations of AirTouch to take the actions contemplated by Sections 6.1 and 6.3 with respect to an offering of Registrable Shares shall be subject to the following conditions:

                 (i) The aggregate gross proceeds of the offering shall be no less than $350 million (in the case of Common Stock or Monetizing Securities relating to Common Stock) or $250 million (in the case of Preferred Stock or Monetizing Securities relating to Preferred Stock);

                 (ii) U S WEST shall have the right to select the lead manager to administer the offering and its counsel, provided that such lead manager shall be selected from among the investment banking firms set forth on Exhibit A hereto after consultation with AirTouch, and such counsel must be reasonably satisfactory to AirTouch;

                 (iii) AirTouch shall have the right to select the senior co-manager of the offering (provided that such selection shall be made after consultation with U S WEST) who shall have greater than customary co-manager involvement in and access to information regarding all aspects of the offering and greater than customary co-manager participation in the economics of the transaction (which greater than customary participation in the economics of the transaction shall be determined by U S WEST);

                 (iv) U S WEST and its lead manager shall use reasonable efforts to effect a wide distribution of such Registrable Shares;

                 (v) U S WEST shall provide, and shall cause its lead manager to provide, to AirTouch such information regarding the distribution of the Registrable Shares (or related Monetizing Securities) as AirTouch may from time to time reasonably request (including, without limitation, all reports and other information regarding the status of the formation of the "books" of the offering provided to U S WEST during the offering process (at the same time as such reports and other information are provided to U S WEST) and the ability to review the "books" of the offering at the time of pricing of the offering);

                 (vi)  A registration statement filed by AirTouch pursuant to
         Section 6.1 shall not have been declared effective within the immediately preceding six months;

                 (vii) U S WEST shall conform to all requirements of the Securities Act and the Exchange Act applicable to it with respect to the offering and sale of such Registrable Shares and shall advise each underwriter, broker or dealer through which any of such Registrable Shares are offered that such Registrable Shares are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act; and

                 (viii) U S WEST shall promptly notify AirTouch of the completion of the distribution of the offering of such Registrable Shares.

         (b) AirTouch's obligations pursuant to Sections 6.1 and 6.3 shall be suspended during any "holdback" or "lock-up" period (which shall in no event exceed 90 days) in effect under any underwriting arrangements by which AirTouch is bound; provided that during such "holdback" or "lock-up" period AirTouch shall take all reasonable actions in preparation for fulfilling its obligations pursuant to Sections 6.1 and 6.3 promptly following the expiration thereof.

         (c) U S WEST agrees that, upon receipt of any notice from AirTouch of the happening of any event of the kind described in Section 6.3(d), or the issuance by the SEC or other regulatory authority of any stop order or other order suspending or limiting the offer or sale of the Registrable Shares, U S WEST will forthwith discontinue disposition of Registrable Shares pursuant to the registration covering such Registrable Shares until U S WEST's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 6.3(a) and 6.3(d) or AirTouch notifies U S WEST of the lifting of such stop order or similar order; provided, however, that the effectiveness period referred to in Section 6.3(j) shall be tolled for the duration of any such discontinuance and AirTouch shall use its best efforts to have such stop order or other order promptly lifted.

         (d) U S WEST shall, and shall direct each of its underwriters and other Inspectors to, hold all confidential information made available or provided hereunder by AirTouch or its officers, directors, employees, agents or other representatives in strict confidence (unless disclosure of such information is ordered pursuant to a court or other governmental order).

         6.5  Additional Conditions.

         (a) (i) AirTouch's obligations pursuant to Sections 6.1 and 6.3 shall be suspended if AirTouch shall deliver to U S WEST a certificate of an executive officer of AirTouch to the effect that any of the following conditions (each, a "Disadvantageous Condition") exists: (A) the fulfillment of such obligations would require AirTouch to make a disclosure that would be detrimental to AirTouch and premature and AirTouch concludes, as a result, that it is essential to suspend such obligations, (B) AirTouch has filed or proposes to file a registration statement with respect to any of its securities to be distributed in an underwritten public offering and it is advised by its lead or managing underwriter that an offering by U S WEST of Registrable Shares would materially adversely affect the distribution of such securities, provided that AirTouch is actively employing, or upon such proposed filing actively employs, all reasonable efforts to cause any such filed registration statement to become effective, or (C) the fulfillment of such obligations would require AirTouch to prepare financial statements not required to be prepared for AirTouch to comply with its obligations under the Exchange Act at the time that the registration statement is proposed to be filed.

         (ii) AirTouch's obligations under Sections 6.1 and 6.3 shall be reinstated upon the earlier of (A) 90 days following the delivery of such certificate or (B) such time as a Disadvantageous Condition no longer exists; provided that, during the period in which such Disadvantageous Condition exists, AirTouch shall take reasonable actions in preparation for fulfilling its obligations pursuant to Sections 6.1 and 6.3 promptly following the expiration thereof. A Disadvantageous Condition shall be deemed to no longer exist: (1) in the case of Section 6.5(a)(i)(A) above, upon the making of such disclosure by AirTouch (or, if earlier, when such disclosure is determined by AirTouch to be either no longer necessary for the fulfillment of such obligations or no longer detrimental), (2) in the case of Section 6.5(a)(i)(B) above, upon the conclusion of any period during which AirTouch would not, pursuant to the terms of its underwriting arrangements, be permitted to offer for sale or sell Registrable Shares for its own account (it being understood that AirTouch shall only agree to customary "holdback" or "lock- up" periods as part of such underwriting arrangements and (3) in the case of Section 6.5(a)(i)(C) above, as soon as (x) it would no longer be necessary to prepare such financial statement to comply with the Securities Act or (y) AirTouch prepares such financial statements.

         (iii) Notwithstanding the foregoing, AirTouch shall not be entitled to suspend its obligations under Sections 6.1 and 6.3:

         (A) subsequent to the filing of a registration statement for Registrable Shares, during the period beginning 15 days prior to, and ending 35 days following, the date that such registration statement is declared effective (or expected to be declared effective in the case of periods prior to such effective date), unless (1) AirTouch's Board of Directors shall determine, after consultation with legal counsel, that such suspension is essential in the exercise of its fiduciary duties as a result of any material development or event not initiated by AirTouch during such period and (2) AirTouch reimburses U S WEST for the reasonable expenses incurred by U S WEST through the date of such suspension in marketing the offering to which such registration statement relates;

         (B) by asserting a Disadvantageous Condition under Section 6.5(a)(i)(B), unless it shall have delivered notice of such Disadvantageous Condition within 10 business days following its receipt of notice of an exercise of U S WEST's demand registration rights under Section 6.1; or

         (C)     more than once in any 360-day period.

         (iv) The period during which U S WEST is required to sell its Registrable Shares pursuant to Section 6.3(j) shall be tolled for the duration of any suspension pursuant to this Section 6.5(a).

         (b) The number of Registrable Shares to be registered in any Registration Statement filed pursuant to Section 6.1 of this Agreement shall be reduced to the extent that the senior co-manager selected by AirTouch (or, if no such senior co-manager shall have been selected by AirTouch, an investment banking firm of national standing) shall have advised AirTouch in writing setting forth the reasons for such advice in reasonable detail (and provided U S WEST with a copy of such written advice) that the distribution of all of the Registrable Shares (or Monetizing Securities relating to such Registrable Shares, as applicable) requested to be registered by U S WEST in the manner contemplated by U S WEST would materially and adversely affect the market price of AirTouch's equity securities. If the number of shares registered is reduced pursuant to this Section 6.5(b) by more than one-third of the number requested to be registered by U S WEST, the Registration Statement relating to such reduced number shall not count as one of the Registration Statements available to U S WEST under Section 6.1.

         6.6 Registration Expenses. All expenses incident to the performance of or compliance with this Article VI by AirTouch, including, without limitation, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the Registrable Shares to be registered on each securities exchange on which similar securities issued by AirTouch are then listed (or, in the case of the Preferred Stock, on the New York Stock Exchange), fees and disbursements of counsel for AirTouch and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), securities acts liability insurance (if AirTouch elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by AirTouch in connection with such registration and the fees and expenses of other Persons retained by AirTouch, will be borne by AirTouch. Notwithstanding anything in this Section 6.6 to the contrary, AirTouch will not have any responsibility for any registration or filing fees payable under any federal or state securities or blue sky laws (with respect to Registrable Shares or Monetizing Securities) or, except as provided in Section 5.2(a)(viii) or 6.5(a)(iii)(A), for any of the expenses of U S WEST incurred in connection with any registration hereunder including, without limitation, expenses associated with the issuance of any Monetizing Securities, underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the sale of U S WEST's Registrable Shares, counsel fees of U S WEST and travel costs.

         6.7  Indemnification; Contribution.

         (a) Indemnification by AirTouch. AirTouch agrees to indemnify, to the fullest extent permitted by law, U S WEST (and any Affiliate thereof holding Registrable Shares), each Person, if any, who controls U S WEST or such Affiliate (within the meaning of either the Securities Act or the Exchange
Act), and their respective directors and officers against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and/or supplemented, if AirTouch shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that AirTouch shall not be required to indemnify U S WEST or such Affiliate, such controlling persons or their respective officers or directors for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to U S WEST or its Affiliates or the underwriters furnished to AirTouch by U S WEST or its Affiliates or the underwriters expressly for use therein; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of U S WEST or such Affiliate, if the liability or expense results from the fact that a copy of the prospectus was not sent or given to such Person at or prior to the written confirmation of sale of such Registrable Shares to such Person as required by the Securities Act and if the untrue statement or omission has been corrected in the prospectus, unless such failure to deliver the prospectus was a result of noncompliance by AirTouch with its obligations under Section 6.3(a) hereof.

         (b) Indemnification by U S WEST. In connection with any registration in which U S WEST is participating, U S WEST will furnish to AirTouch in writing such information with respect to U S WEST and its Affiliates as AirTouch reasonably requests for use in connection with any such registration, prospectus, or preliminary prospectus and agrees to indemnify, to the fullest extent permitted by law, AirTouch, each Person, if any, who controls AirTouch (within the meaning of either the Securities Act or of the Exchange Act), and their respective directors and officers to the same extent as the foregoing indemnity from AirTouch to U S WEST, but only with respect to information relating to U S WEST furnished to AirTouch in writing by U S WEST expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 6.7(a) or Section 6.7(b), such Person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 6.7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not either have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement does not provide for any injunctive or other non-monetary relief against the indemnified party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d)  Contribution.  If the indemnification provided for in this
Section 6.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6.7, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 6.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6.7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.7(d).

         6.8 Rule 144. AirTouch covenants that it will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as U S WEST may reasonably request, all to the extent required from time to time to enable U S WEST to sell AirTouch Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of U S WEST, AirTouch will deliver to U S WEST a written statement as to whether it has complied with such requirements.

         6.9 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In the event that AirTouch shall propose to enter into an agreement of merger, consolidation or other business combination with any Person and in connection with such agreement AirTouch will no longer have a class of equity securities having substantially the same rights as the Common Stock registered with the SEC pursuant to Section 12(b) or 12(g) of the Exchange Act, AirTouch hereby covenants and agrees with U S WEST that it will cause such Person (or the parent of such Person if stockholders of AirTouch receive shares of the capital stock of such parent in connection with such transaction) to assume the rights and obligations of AirTouch set forth in this
Article VI and in Article V hereof (provided that all obligations of such Person and the parent of such Person under Article V shall terminate on the third anniversary of the date hereof), to the full extent set forth herein (it being understood that the shares of capital stock of such Person or parent received by U S WEST in connection with any such transaction shall be "Registrable Shares" under this Agreement).


                                  ARTICLE VII
                         CERTAIN ADDITIONAL RIGHTS WITH
                           RESPECT TO PREFERRED STOCK

         7.1     Earnings and Profits Gross-Up.

         (a)     If the aggregate amount of any dividends paid pursuant to
Section 3(a) of the Certificates of Designation, Preferences and Privileges of the Preferred Stock (the "Certificates") made during any taxable year with respect to the shares of Preferred Stock exceeds the current and accumulated earnings and profits of AirTouch as of the end of such taxable year, as determined for federal income tax purposes, AirTouch shall make a Gross-Up

Payment (as defined below) to U S WEST with respect to such dividends received which exceeded AirTouch's current and accumulated earnings and profits (each such dividend, to the extent such dividend exceeded AirTouch's current and accumulated earnings and profits and as a result failed to qualify as a dividend for federal income tax purposes, an "Excess Distribution"). Within 90 days following the end of such taxable year, AirTouch shall deliver a notice to U S WEST indicating the dividends for such taxable year which were Excess Distributions and, within 120 days following the end of such taxable year, distribute to U S WEST an amount equal to the aggregate Gross-Up Payment to be paid to U S WEST with respect to such taxable year.

         (b) A "Gross-Up Payment" shall mean a payment to U S WEST of an amount which, when taken together with the aggregate Excess Distributions paid to U S WEST by AirTouch during any taxable year pursuant to Section 3(a) of the Certificates, would cause the net yield in dollars received by U S WEST on the Preferred Stock (after taking into effect the federal income tax consequences to U S WEST of receiving the Excess Distributions and the Gross-Up Payment) to be equal to the net yield in dollars which would have been received by U S WEST on the Preferred Stock during such taxable year had none of the dividends paid on the Preferred Stock to U S WEST during such taxable year constituted Excess Distributions. Such Gross- Up Payment shall be calculated by treating that portion of the Excess Distribution that would constitute a return of capital to U S WEST as capital gain received by U S WEST (assuming that U S WEST will hold the Preferred Stock for a period of time equal to one half of the period remaining until maturity), by applying a discount rate equal to the then current yield on AirTouch's senior, unsecured debt having an equivalent maturity to such amount in determining its present value, and using the marginal corporate federal income tax rate applicable to U S WEST during such taxable year. Within ten Business Days following its receipt from AirTouch of a notice that Excess Distributions were made with respect to any taxable year, U S WEST shall provide AirTouch with a calculation (together with such supporting information as AirTouch may reasonably request) of the marginal corporate federal income tax rate applicable to U S WEST during such taxable year and U S WEST's tax basis in the Preferred Stock as of the time of each Excess Distribution.


                                  ARTICLE VIII
                               TERM OF AGREEMENT

         8.1 Termination of Article IV. Article IV of this Agreement shall terminate at such time as U S WEST and its Affiliates (a) cease to beneficially own Voting Securities representing at least 5% (calculated by voting power) of the then outstanding Voting Securities and (b) upon the occurrence of an AirTouch Change of Control.

         8.2 Termination of Article V and VI. Articles V and VI of this Agreement shall terminate (except as to Preferred Stock and Monetizing Securities related thereto) at such time as the Common Stock beneficially owned by U S WEST and its Affiliates ceases either (a) to have a fair market value of at least $600 million or (b) to represent at least 1.5% of the then outstanding Common Stock.


                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1  Legend; Removal of Legend.

         (a) All certificates evidencing AirTouch Securities beneficially owned by U S WEST shall have the following legend, which shall remain on such certificates until such time as the securities represented by such certificates are no longer subject to the restrictions of this Agreement:

         THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN INVESTMENT AGREEMENT (INCLUDING THE RESTRICTIONS ON TRANSFER SET FORTH THEREIN) DATED AS OF APRIL 6, 1998, BETWEEN AIRTOUCH COMMUNICATIONS, INC. AND U S WEST, INC. AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE ALIENATED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF AIRTOUCH.

         (b) Any legend endorsed on a certificate pursuant to paragraph (a) shall be removed if the AirTouch Securities represented by such certificate shall have been effectively transferred in compliance with Section 4.3 or this Agreement shall have terminated.

         9.2 Severability. If any term, provision, covenant or restriction of this Agreement is determined to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

         9.3 Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

         9.4 Entire Agreement; Amendments. Except to the extent that other agreements are specifically referred to herein, this Agreement between AirTouch and U S WEST contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither AirTouch nor U S WEST makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement amends and restates in its entirety that certain Amended and Restated Investment Agreement, dated as of September 30, 1995, between AirTouch and U S WEST's predecessor, U S WEST, Inc., a Colorado corporation. This Agreement may be amended only by an agreement in writing executed by the parties hereto. The parties hereto may amend this Agreement without notice to or the consent of any third party.

         9.5 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or transmitted by telecopier on a Business Day during normal business hours where such notice is to be received at the address or number designated below or (b) on the Business Day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

         If to AirTouch:          AirTouch Communications, Inc.
                                  One California Street
                                  San Francisco, CA 94111
                                  Attention:  Margaret G. Gill, Esq.
                                     Senior Vice President, Legal and
                                     External Affairs
                                  Telephone:  (415) 658-2000
                                  Telecopy:   (415) 658-2551

         With a copy to:          Pillsbury Madison & Sutro LLP
                                  235 Montgomery Street
                                  San Francisco, CA 94104
                                  Attention:  Nathaniel M. Cartmell III
                                  Telephone:  (415) 983-1000
                                  Telecopy:   (415) 983-1200

         If to U S WEST:          U S WEST, Inc.
                                  7800 East Orchard Road
                                  Englewood, CO 80111
                                  Attention:  General Counsel
                                  Telephone:  (303) 793-6500
                                  Telecopy:   (303) 793-6707

         With a copy to:          Weil, Gotshal & Manges LLP
                                  767 Fifth Avenue
                                  New York, New York 10153
                                  Attention:  Dennis J. Block, Esq.
                                  Telephone:  (212) 310-8000
                                  Telecopy:   (212) 310-8007

Any party hereto may from time to time change its address for notices under this Section 9.5 by giving at least 10 days' notice of such changed address to the other party hereto.

         9.6 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement of this Agreement; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         9.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

         9.8  Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors, legal representatives and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Neither AirTouch nor U S WEST shall assign this Agreement or any rights hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

         (b) Notwithstanding the foregoing, in the event that U S WEST distributes to its stockholders (by dividend, redemption, exchange, merger of otherwise) all the outstanding shares of capital stock of MediaCo (as defined in the Merger Agreement) and following such distribution MediaCo or a wholly owned subsidiary thereof beneficially owns all of the AirTouch Securities owned by U S WEST prior to such distribution, (i) U S WEST shall assign all, but not less than all, of its rights and obligations under this Agreement to MediaCo,
(ii) MediaCo shall agree to be bound by the terms of this Agreement (by instrument in form and substance reasonably satisfactory to AirTouch) and (iii) upon assumption by MediaCo of the obligations so assigned, U S WEST shall be released from its obligations hereunder to AirTouch.

         9.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other Person.

         9.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

         9.11 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         9.12 Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any United States federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.
In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any United States federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that only such courts shall have jurisdiction and venue over any such dispute, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement in any court other than a United States federal court sitting in the State of Delaware or a Delaware state court.


         9.13  Arbitration

         (a)     General Arbitration Provisions.

                 (i) The parties hereto agree that all disputes under this Agreement shall be resolved by binding arbitration, which shall be administered by the American Arbitration Association ("AAA") in Phoenix, Arizona, and, except as expressly provided in this Agreement, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such Rules may be amended from time to time, with the hearing locale to be Phoenix, Arizona.

                 (ii) A single neutral arbitrator shall preside over the arbitration and decide the dispute (the "Decision").

                 (iii) The Decision shall be binding, and the prevailing party may enforce such decision in any court of competent jurisdiction.

                 (iv) The parties shall cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable.

                 (v) The parties have selected arbitration in order to expedite the resolution of disputes and to reduce the costs and burdens associated with litigation. The parties agree that the arbitrator should take these concerns into account when determining the scope of permissible discovery and other hearing and pre-hearing procedures.

                 (vi) Without limiting any other remedies which may be available under applicable laws, the arbitrator shall have no authority to award punitive damages.

                 (vii) The arbitrator shall render a decision within 120 days after accepting an appointment to serve as arbitrator unless the parties otherwise agree or the arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

                 (viii) Notwithstanding anything herein to the contrary, any party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage pending the selection of an arbitrator to render a Decision on the ultimate merits of any dispute.

         (b)  Selection of the Arbitrator.

                 (i) The parties hereto shall cooperate in good faith to select a mutually agreeable arbitrator. If the parties have not agreed upon an arbitrator within 30 days of the initiation of the arbitration, then an arbitrator shall be selected pursuant to the provisions of Section 9.13(b)(ii) of this Agreement.

                 (ii) If the parties are unable to agree upon an arbitrator pursuant to the procedures of Section 9.13(b)(i) of this Agreement, then the American Arbitration Association shall designate an arbitrator pursuant to its Commercial Arbitration Rules, except that the list of potential arbitrators from the National Panel of Commercial Arbitrators submitted to the parties shall be drawn from throughout the United States other than from the State of Arizona, and shall have expertise in the subject matter or nature of the dispute.

         (c) Confidentiality. All proceedings and decisions of the arbitrator shall be maintained in confidence, to the extent legally permissible, and shall not be made public by any party or any arbitrator without the prior written consent of all parties to the arbitration, except as may be required by law.

         (d) Fees and Costs. Each party shall bear its own costs and attorneys' fees in connection with any arbitration, and the parties shall equally bear the fees, costs and expenses of the arbitrator and the arbitration proceedings; provided, however, that the arbitrator may exercise discretion to award costs, but not attorneys' fees, to the prevailing party.

         (e) Award. Any arbitration award shall be binding and enforceable against the parties hereto, their successors and assigns, and judgment may be entered thereon in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                                        AIRTOUCH COMMUNICATIONS, INC.



                                        By /s/ Mohan Gyani
                                           -----------------------------------
                                           Name:  Mohan Gyani
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


                                        U S WEST, INC.



                                        By /s/ Charles M. Lillis
                                           -----------------------------------
                                           Name:  Charles M. Lillis
                                           Title: Executive Vice President



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